Exhibit 10.4.4

             SUPPLEMENTAL AGREEMENT TO  EMPLOYMENT  AGREEMENT


          THIS SUPPLEMENTAL AGREEMENT is entered into this ____________ day of _________________________, 199__ by and between STRAWBRIDGE & CLOTHIER, a
Pennsylvania corporation with its principal office at Eighth and Market Streets, Philadelphia, Pennsylvania (the "Company") and __________________, a key executive of the Company (the "Executive").

                                 RECITALS

          WHEREAS, on _____________________________, 199__ the Company and the
Executive entered into an Employment Agreement (the "Agreement");  and

          WHEREAS, Section 15 of the Agreement provides that the Agreement cannot be changed or modified except by a written amendment; and

          WHEREAS, the parties to the Agreement now desire to modify and amend the Agreement in certain particulars, as more completely set forth below,

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                 AGREEMENT

          1. Section 2 of the Agreement, dealing with Term of Employment, is hereby modified by deleting therefrom the sentence reading "If such notice is delivered between any February 1 and July 31, inclusive, the Agreement shall then terminate at the end of the three-year period that commenced with the anniversary date immediately preceding the date of such notice."

          2. Section 2 of the Agreement is hereby further modified by substituting therein, in lieu of the sentence deleted as aforesaid, the following sentence: "If such notice is delivered between any February 1 and July 31, inclusive, the Agreement shall then terminate at a date which is the third anniversary of the date on which such notice is actually delivered to the Executive."

          3. Section 9(e) of the Agreement is hereby modified by adding thereto an additional paragraph, to read as follows:

          "Should the employment of the Executive end prior to the date otherwise contemplated under Section 2 of this Agreement due to the adoption by the Company of a plan of liquidation or implementation of any such plan, that termination of employment will be deemed a termination of employment described in this Subsection (e) rather than a retirement described in Subsection (b) of this Section, regardless of the age then attained by the Executive, the number of years of Service then completed by the Executive, or the existence

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     of other retirement or deferred compensation benefits to which the
     Executive may be entitled. In addition, as of the date of liquidation of the Company, the Executive shall be entitled to receive, in lieu of all future salary payments to which he is entitled pursuant to the first paragraph of this Subsection, a single-sum amount equal to the sum of the future payments to which he would otherwise be entitled under this Subsection (assuming his survival for the entire period for which such payments would be scheduled), all calculated without reference to any offset for salary that might thereafter be paid to the Executive by any other employer, with each such future payment, however, discounted to present value as of the date of payment at the prime commercial lending rate reported in the Wall Street Journal for the first business day of the calendar month in which such single-sum payment is made."

          4. The changes made hereby shall be effective as of the date on which this instrument is executed by both parties. In all other respects, the Agreement (as the same may have otherwise previously been modified by one or more supplemental agreements) is ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have executed this instrument this ____ day of ______________________________, 199__.

                                       STRAWBRIDGE & CLOTHIER

Attest:


______________________________________ By: ___________________________________

      Secretary                        Title:


                                       _______________________________________

                                       Executive


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